EXHIBIT 10


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our reports included by reference herein and to the reference to our firm as experts under the heading "Independent Auditors". Our reports covering the December 31, 2001 financial statements and schedules of The Travelers Insurance Company refer to changes in accounting for derivative instruments and hedging activities and for securitized financial assets in 2001.



/s/ KPMG LLP



Hartford, Connecticut
February 6, 2003